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Investor Contact: Carl Kraus 904-357-9158

RAYONIER PRICES PRIVATE PLACEMENT

OF $250 MILLION SENIOR EXCHANGEABLE NOTES

JACKSONVILLE, Fla. - October 11, 2007 - Rayonier (NYSE:RYN) today announced pricing of the offering by its wholly owned subsidiary, Rayonier TRS Holdings Inc. ("TRS"), of $250 million aggregate principal amount of senior exchangeable notes due 2012 through an offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. The notes will bear interest at a rate of 3.75% per year. The notes will be fully and unconditionally guaranteed by Rayonier Inc. ("Rayonier"). The sale of the notes to the initial purchasers is expected to close on October 16, 2007. The notes will be exchangeable into shares of common stock of Rayonier under certain circumstances at an initial conversion rate of 18.2433 shares per $1,000 principal amount of notes, which is equal to a conversion price of approximately $54.81 per share. The initial conversion price represents a premium of approximately 22% relative to the last reported sale price of Rayonier's common shares on the New York Stock Exchange on October 10, 2007. Upon exchange, holders of notes will receive cash up to the principal amount, and any excess exchange value will be delivered in Rayonier's common shares. TRS also granted the initial purchasers a 13-day option to purchase up to an additional $50 million aggregate principal amount of notes.

In connection with this transaction, TRS and Rayonier will enter into separate exchangeable note hedge and warrant sale transactions with financial institutions. These transactions will generally have the effect of increasing the exchange price of the exchangeable notes to approximately $62.90 per share of Rayonier's common stock, representing a 40% premium based on the last reported sale price of $44.93 per share on October 10, 2007. The warrant and hedge transactions are intended to limit potential dilution to Rayonier shareholders from the possible exchange of the notes.

TRS will use a portion of the net proceeds of the offering to repay in full indebtedness outstanding under its revolving credit facility, to fund the cost of the exchangeable note hedge transactions, and to make a distribution to Rayonier in one or more dividend transactions. Rayonier will then apply some or all of the proceeds from the dividend distribution it will receive from TRS, together with the proceeds of the warrant sale transactions Rayonier entered into and cash on hand, to repay a $112.5 million note due December 31, 2007 to an unrelated third party.

In connection with establishing their initial hedge of the exchangeable note hedge and warrant transactions, the participating financial institutions or affiliates thereof expect to enter into various derivative transactions with respect to Rayonier's common shares and/or purchase Rayonier's common shares in secondary market transactions concurrently with, or shortly after, the pricing of the notes. In addition, these financial institutions or affiliates thereof may modify their hedge positions by entering into or unwinding various derivative transactions and/or purchasing or selling Rayonier's common shares in secondary market transactions prior to maturity of the notes (and are likely to do so during any exchange reference period related to any exchange of the notes). These activities could have the effect of increasing, or preventing a decline in, the price of Rayonier's common shares.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

These securities are not registered under the Securities Act of 1933 or any state securities laws, and unless so registered, may not be offered or sold except pursuant to an exemption from the registration requirements of the Securities Act of 1933 and applicable state securities laws.

Rayonier is a leading international forest products company with three core businesses: Timber, Real Estate and Performance Fibers. It owns, leases or manages 2.6 million acres of timber and land in the U.S. and New Zealand. Rayonier's holdings include approximately 200,000 acres with residential and commercial development potential along the fast-growing Interstate 95 corridor between Savannah, Georgia, and Daytona Beach, Florida. Its Performance Fibers business is the world's leading producer of high-value specialty cellulose fibers. Approximately 40% of Rayonier's sales are outside the U.S. to customers in more than 50 countries. Rayonier is structured as a Real Estate Investment Trust ("REIT").

Certain statements in this press release are "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as "may," "will," "should," "expect," "estimate," "believe," "anticipate" and other similar language. The following important factors, among others, could cause actual results to differ materially from those expressed in the forward-looking statements: the cyclical and competitive nature of the forest products and real estate industries; fluctuations in demand for, or supply of, our performance fibers products, timber, wood products or real estate and entry of new competitors into these markets; changes in energy and raw material prices, particularly for our performance fibers and wood products businesses; changes in global market trends and world events, including those that could impact customer demand; changes in environmental laws and regulations, including laws regarding air emissions and water discharges, remediation of contaminated sites, timber harvesting, delineation of wetlands and endangered species, that may restrict or adversely impact our ability to conduct our business; the lengthy, uncertain and costly process associated with the ownership or development of real estate, especially in Florida, which also may be affected by changes in law, policy and political factors beyond our control; unexpected delays in the entry into or closing of real estate transactions; adverse weather conditions, including natural disasters, affecting our timberland and the production, distribution and availability of raw materials such as wood, energy and chemicals; our ability to identify and complete timberland and higher value real estate acquisitions; the geographic concentration of a significant portion of our timberland; changes in key management and personnel; interest rate and currency movements; our capacity to incur additional debt; changes in import and export controls or taxes; our ability to continue to qualify as a REIT and to fund distributions using cash generated through our taxable REIT subsidiaries; the ability to complete like-kind-exchanges of timberlands and real estate; changes in tax laws that could reduce the benefits associated with REIT status; and additional factors described in the company's most recent Form 10-K on file with the Securities and Exchange Commission and the Confidential Offering Circular in respect of the senior exchangeable notes to be offered by TRS. Rayonier assumes no obligation to update these statements except as may be required by law.

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